Allianz Global Investors of America L.P.
                                 CODE OF ETHICS

                     ALLIANZ GLOBAL INVESTORS OF AMERICA LP

                   ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

                  ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

                 ALLIANZ GLOBAL INVESTORS MANAGED ACCOUNTS LLC

                ALLIANZ GLOBAL INVESTORS MANAGEMENT PARTNERS LLC

                     ALLIANZ GLOBAL INVESTORS SOLUTIONS LLC

                            NFJ INVESTMENT GROUP LLC

                   NICHOLAS-APPLEGATE CAPITAL MANAGEMENT LLC

                    NICHOLAS-APPLEGATE CAPITAL MANAGEMENT UK

                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

                       NICHOLAS-APPLEGATE SECURITIES LLC

                            OPPENHEIMER CAPITAL LLC




Effective:  October 1, 2009 (San Diego Based Employees)
            November 1, 2009 (All Other Employees)



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                               Table of Contents


INTRODUCTION..................................................................4

  ADOPTION OF THE CODE OF ETHICS..............................................4
  STANDARDS OF BUSINESS CONDUCT...............................................4
  QUESTIONS...................................................................5

GENERAL DEFINITIONS...........................................................5

  SUPERVISED PERSONS..........................................................5

REPORTABLE ACCOUNTS...........................................................7


PERSONAL SECURITIES TRANSACTIONS..............................................7

  TRADING IN GENERAL..........................................................7
 Securities...................................................................7
 Purchase or Sale of a Security...............................................8
 Beneficial Ownership.........................................................8
 Exempt Transactions Not Subject to Prior Clearance...........................9
 Permitted Transactions Subject to Prior Clearance...........................10
  BLACKOUT PERIODS - PROHIBITED TRANSACTION..................................11
 Short-Term Trading Restrictions.............................................12
  CIRCUMSTANCES REQUIRING PRE-CLEARANCE......................................13
  GENERAL PRE-CLEARANCE PROCEDURES...........................................13
 Operating Entities with CCH iTrade..........................................13
  PRE-CLEARANCE PROCEDURES FOR AGI CLOSED-END FUNDS AND NON-PROPRIETARY SUB-
  ADVISED CLOSED-END FUNDS...................................................13
  BLACKOUT PERIODS - ALLIANZ SHARES..........................................14
  ALLIANZ RESTRICTED LIST....................................................14
  PRIVATE PLACEMENTS.........................................................15

REPORTING....................................................................15

  USE OF BROKER-DEALERS......................................................15
  DESIGNATED BROKER..........................................................15
  REPORTING OF NON-DESIGNATED BROKERAGE ACCOUNTS.............................15
  REPORTING AND CERTIFICATION BY NAIF TRUSTEES...............................16
  INITIAL REPORTING AND CERTIFICATION FOR NEW EMPLOYEES......................16
  ANNUAL REPORTING AND CERTIFICATION.........................................16
  REVIEW.....................................................................17

GIFTS AND ENTERTAINMENT......................................................17

  POLITICAL AND CHARITABLE CONTRIBUTIONS.....................................19
  PRIVACY POLICY.............................................................20
  OUTSIDE BUSINESS ACTIVITIES................................................20
 Service as Director of a Public Company.....................................20

COMPLIANCE AND REMEDIAL ACTIONS..............................................21


REPORTS TO MANAGEMENT AND TRUSTEES...........................................21


REPORTING OF APPARENT OR SUSPECTED VIOLATIONS OF THE FEDERAL SECURITIES LAWS ("WHISTLEBLOWER POLICY") 21


RECORDKEEPING REQUIREMENTS...................................................22


APPENDIX I.  INSIDER TRADING POLICIES AND PROCEDURES.........................23


APPENDIX II.  PRIVACY POLICY.................................................29


APPENDIX III.  GUIDANCE ON BENEFICIAL OWNERSHIP..............................31


APPENDIX IV.  GUIDANCE ON SHORT TERM PROFIT RECOVERY.........................32


APPENDIX V.  AGIMA PERSONAL TRADING PRE-CLEARANCE FORM.......................33





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APPENDIX VII.  TRANSACTIONS IN AGI CLOSED-END FUNDS..........................34


APPENDIX VIII.  AGI CLOSED-END FUNDS PRE-CLEARANCE FORM......................36


APPENDIX IX.  NON-PROPRIETARY CLOSED-END FUND PRE-CLEARANCE FORM.............38


APPENDIX X.  PRIVATE PLACEMENT APPROVAL REQUEST FORM.........................40


APPENDIX XI.  QUARTERLY TRANSACTION REPORT...................................42


APPENDIX XII.  NAIF INITIAL ACKNOWLEDGEMENT CERTIFICATION....................44


APPENDIX XIII.  NAIF QUARTERLY TRANSACTION REPORT............................45


APPENDIX XIV.  INITIAL ACKNOWLEDGEMENT OF RECEIPT............................46


APPENDIX XV.  INITIAL REPORT OF PERSONAL SECURITIES HOLDINGS AND BROKERAGE
ACCOUNTS.....................................................................47


APPENDIX XVI.  ANNUAL CERTIFICATION OF COMPLIANCE AND LISTING OF SECURITIES
HOLDINGS.....................................................................50


APPENDIX XVII.  REPORT OF OFFER OR RECEIPT OF GIFT...........................52


APPENDIX XVII.  REPORT OF OFFER OR RECEIPT OF GIFT...........................53


APPENDIX XVIII.  OUTSIDE BUSINESS ACTIVITIES.................................54


APPENDIX XIX.  CODE OF ETHICS SANCTION GUIDELINES............................58






















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                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
                                 CODE OF ETHICS



                                  INTRODUCTION

                         ADOPTION OF THE CODE OF ETHICS

      This Code of Ethics (the "Code") has been adopted by Allianz Global Investors of America L.P. and its affiliated subsidiaries or divisions listed on the Title Page of this Code (each, a "Company") in accordance with Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Rule 204A-1 requires, at a minimum, that an adviser's code of ethics set forth standards of conduct, require compliance with federal securities laws, and address personal trading by advisory personnel.

This Code has also been adopted by Nicholas-Applegate Institutional Funds ("NAIF") in accordance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"). Rule 17j-1 contains substantively similar requirements to Rule 204A-1 under the Advisers Act addressing personal trading by NAIF Access Persons, and requires NAIF to adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in harmful conduct.

                         STANDARDS OF BUSINESS CONDUCT

FIDUCIARY DUTY

      The Code is applicable to all partners, officers, directors, and employees of the Company, including interns and temporary employees (collectively, "Employees"), consultants, and NAIF Access Persons (together with Employees, "Supervised Persons"). The Code is based on the principle that in addition to the fiduciary obligations of the Company, you owe a fiduciary duty to the shareholders of the registered investment companies (the "Funds") and other clients (together with the Funds, the "Advisory Clients") for which the Company serves as an adviser or sub-adviser. Accordingly, you must avoid activities, interests and relationships that could interfere or appear to interfere with making decisions in the best interests of Advisory Clients.

   At all times, you must:

   1. PLACE THE INTERESTS OF ADVISORY CLIENTS FIRST. As a fiduciary, you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than for the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a security you owned for the purpose of increasing the price of that Security. If you are an Investment Person of the Company (as defined under the heading General Definitions), you would also violate this Code if you made a personal investment in a security that might be an appropriate investment for an Advisory Client without first considering the security as an investment for the Advisory Client. Investment opportunities of limited availability that are suitable for Advisory Clients also must be considered for purchase for such Advisory Client accounts before personally trading in them by any Investment Person. Such opportunities include, but are not limited to, investments in initial public offerings and private placements.



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   2. CONDUCT ALL  OF  YOUR  PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE
      WITH THIS CODE AND THE COMPANY INSIDER TRADING POLICY AND PROCEDURES. The Company encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or
      impropriety.    Accordingly,   you  must  comply  with  the  policies  and
      procedures set forth in this Code under the heading Personal Securities Transactions. Failure to comply with this Code may result in disciplinary action, including but not limited to, fines, disgorgement of profits, suspension of trading privileges, and/or termination of employment. In addition, you must comply with the policies and procedures set forth in the Company Insider Trading Policy and Procedures, which is attached to this Code as Appendix I. Situations that are questionable may be resolved against your personal interests.

   3. AVOID TAKING INAPPROPRIATE  ADVANTAGE  OF  YOUR  POSITION.  The receipt of investment opportunities, gifts or gratuities from persons seeking business with the Company directly or on behalf of an Advisory Client of the Company could call into question the independence of your business judgment. In addition, information concerning the identity of security holdings and financial circumstances of an Advisory Client is confidential. You may not use personal or account information of any Advisory Client of the Company except as permitted by the Company's
      Privacy Policy, which is attached to this Code as Appendix II. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Fiduciary Duties. Situations that are questionable may be resolved against your personal interests.

   4. COMPLY WITH APPLICABLE FEDERAL SECURITIES LAWS AND REGULATIONS. You are not permitted to: (i) defraud an Advisory Client in any manner; (ii) mislead such client, including making a statement that omits material facts; (iii) engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client; (iv) engage in any manipulative practice with respect to such client; (v) engage in any manipulative practices with respect to securities, including price manipulation; or (vi) otherwise violate applicable federal securities laws (including without limitation, the Advisers Act, the 1940 Act, the Securities Act of 1933 ("Securities Act"), the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Sarbanes-Oxley Act of 2002, the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission ("Commission") under these statutes, and the U.S.A. Patriot Act and Bank Secrecy Act as it applies to mutual funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of Treasury). In addition if you are a registered representative of Allianz Global Investors Distributors LLC or Nicholas-Applegate Securities LLC, you may not violate applicable NASD/FINRA rules. In the event that you are unsure of any such laws or regulations, then you must consult the Company's Legal Department.

      As a Supervised Person of the Company, you must promptly report any suspected violation of the federal securities laws, as well as any violations or suspected violations of this Code, to the Chief Compliance Officer or Chief Legal Officer of your Company.

      In addition to the requirements contained in this Code, you must also comply with any supplemental policies and procedures associated with the Code.

                                   QUESTIONS

      Questions regarding this Code should be addressed to the Chief Compliance Officer of your Company or his or her designee.

                              GENERAL DEFINITIONS

                               SUPERVISED PERSONS

      The following persons are considered to be "Supervised  Persons" under the
Code:



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        1. Any partner, officer, director (or other person occupying  a  similar status or performing similar functions), and employee of the Company;

        2. All Employees of entities affiliated with an operating entity of the Company that have been authorized by the Company to act in an official capacity on behalf of another Company, sometimes referred to as "dual" employees;

        3. Certain persons who are employed by the Company as a consultant, contractor, intern or temporary employee and are subject to the Company's supervision and control as defined more fully below; and

        4. All Access Persons, Non-Access Persons, and Investment Persons as defined below.

      Supervised Persons will be placed in one or more of the following categories based upon the individual's activities and role within the Company. Provisions of the Code pertaining to the pre-clearance requirements and certain prohibited transactions may apply to more than one category.

      A."ACCESS PERSON" means any partner, officer, director, Investment Person, or employee of the Company, or any consultant, contractor or temporary employee (whose tenure with the Company exceeds 60 days) and who:

        (1) in connection with their regular duties, makes, participates in, or has access to non-public information regarding the purchase or sale of securities by the Advisory Clients of the Company, or has access to non-public information regarding the portfolio holdings of any Advisory Client; or

        (2) is involved in making securities recommendations to Advisory Clients or who has access to such recommendations that are non-public.

      A."INVESTMENT  PERSON" means a subset of Access Person who, in  connection with his/her regular functions and duties, makes, or participates in making, recommendations regarding the purchase or sale of securities on behalf of any Advisory Client, provides information or advice to a portfolio manager, or helps execute a portfolio manager's recommendations. Generally, Investment Persons include, but are not limited to, portfolio managers, research analysts and traders.

      B."NON-ACCESS PERSON" means any Supervised Person of the Company that is NOT an Access Person. Because you do not receive non-public information about Advisory Client portfolios, you are subject only to the Standards of Business Conduct, Excessive Trading (in mutual fund shares); Closed-End Fund Pre-Clearance Restrictions; Blackout Periods-Allianz Shares, the Whistleblower Policy, Gifts and Entertainment, Political and Charitable Contributions, IPOs and Private Placements, Outside Business Activities, Service as a Director of a Public Company, and the Insider Trading Policy and Procedures of this Code.

Your category may be subject to change if your position within your Company changes or if you have been transferred to another Company. If you have any questions about your classification, please contact your Chief Compliance Officer. In addition, a Company's Chief Compliance Officer, or his or her designee, may determine that certain provisions of the Code do not apply to consultants or temporary employees in consideration of the scope of their employment with the Company.

Notwithstanding the foregoing, any trustee of NAIF who is not an Employee of Nicholas-Applegate Capital Management LLC (NACM) and any employee of NAIF's administrator is deemed not to be an Access Person under the Code and is subject only to the Gifts and Entertainment (but not reporting requirements) and Insider Trading Policy and Procedures of the Code. However, any trustee of NAIF who is not an employee of NACM is subject to quarterly reporting if he or she knew or should have known that, during the 15-day period immediately before or after the trustee's transaction in a Security as defined in this Code (except for Exempt Securities), a series of NAIF would purchase or sell such Security. Generally, trustees of NAIF will not have non-public information about the


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purchase and sale of securities for NAIF portfolios, or  participate  in  making recommendations about such transactions. If a trustee obtains such information, he or she should contact the Chief Compliance Officer of NAIF for information about the steps the trustee should take to comply with the Code.

                              REPORTABLE ACCOUNTS

      The following types of brokerage or trading accounts ("Accounts") are required to be reported by Access Persons.

      1.Accounts in the name of or for the direct or indirect benefit of:

               (a)  An Access Person; or

               (b) An Access Person's spouse, domestic partner, minor children and any other person to whom the Access Person provides significant financial support, as well as to transactions in any other Account over which the Supervised Person exercises investment discretion, regardless of beneficial ownership. The term "Beneficial Ownership" is described below.

      2.Accounts that are fully managed by a third party where the Access Person does not have discretion over investment selections for the account through recommendation, advice, pre-approval or otherwise. The Supervised Person must certify that the account is separately managed by a third party and Compliance may separately verify this fact.

      3.Accounts  that  have  the ability to hold securities other  than  Exempt
        Securities even if the Account currently holds only Exempt Securities.

      EXCLUDED FROM REPORTABLE ACCOUNTS ARE THE FOLLOWING:

      1. Accounts which can only hold Exempt Securities. IF YOU ARE A REGISTERED REPRESENTATIVE OF ALLIANZ GLOBAL INVESTORS DISTRIBUTORS OR NICHOLAS-APPLEGATE SECURITIES, YOU MUST REPORT ALL BROKERAGE ACCOUNTS INCLUDING ACCOUNTS WHICH CAN ONLY HOLD EXEMPT SECURITIES.


                        PERSONAL SECURITIES TRANSACTIONS

                               TRADING IN GENERAL

      As an Access Person, you may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of a Security (other than an Exempt Security) in which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless (i) the transaction is an Exempt Transaction or (ii) you have complied with the procedures set forth under Pre-clearance Procedures.

SECURITIES

      The following are Securities:

      Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on


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      the  value thereof), or any  put,  call,  straddle,  option  or  privilege entered into on a national securities exchange relating to foreign currency, or shares of open-end and closed-end investment companies, or shares of any pooled or commingled investment vehicles, in general, variable life insurance and variable annuities, any exchange-traded fund (ETF) or exchange-traded note
(ETN), any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

      The following are not Securities:

      Commodities, futures and options traded on a commodities exchange, including currency futures. However, securities futures[[[1]] and futures and options on any group or index of Securities (as defined in the 1940 Act) are Securities.

PURCHASE OR SALE OF A SECURITY

      The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

BENEFICIAL OWNERSHIP

      The following section is designed to give you a practical guide with respect to Beneficial Ownership. However, for purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would under Rule 16a-1(a)(2) of the Exchange Act in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

      You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities.

      You have a Pecuniary Interest in Securities if you have the opportunity to directly benefit or share in any profit derived from a transaction in the Securities.

      The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

        1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

        2. Your ownership of a vested beneficial interest in a trust.

        3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

      The  following  are  examples  of  an  indirect   Pecuniary   Interest  in
      Securities:

      1. Securities held by members of your immediate family sharing the same household unless it can be established that profits derived from transactions in these Securities will not provide you with any economic benefit, subject to review and approval by Compliance.

           Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

[1] A security future is a contract of sale for future delivery of a single security or a narrow-based security index.

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      2.   Securities  held  by  any  individual  for  whom  you  provided significant economic support during the immediately preceding 12-month period, even if such individual does not share the same household.

      3. Your interest as a general partner in Securities held by a general or limited partnership.

      4. Your interest as a manager-member in the Securities held by a limited liability company.

      You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited-liability company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have or share investment control over the Securities held by the entity.

      Additional guidance relating to Beneficial Ownership can be found in Appendix III.

EXEMPT SECURITIES - NO PRE-CLEARANCE OR REPORTING REQUIRED

      The  following  securities  are  defined  as  Exempt  Securities.   Exempt
Securities are exempt from both the pre-clearance and reporting requirements under the Code:

      1.   Direct obligations of the Government of the United States.

      2. Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but of comparable quality), including repurchase agreements.

      3.   Shares of money market funds.

      4. Shares of registered open-end investment companies that are not advised by AGIFM or its U.S. affiliates or sub-advised by your Company ("Non-Affiliated Mutual Funds"). This exemption does not apply to an exchange-traded fund organized as an open-end investment company.

      5. Shares issued by unit investment trusts that are invested exclusively in one or more Non-Affiliated Open-End Mutual Funds. This exemption does not apply to an exchange-traded fund organized as a unit investment trust.


 EXEMPT TRANSACTIONS - NO PRE-CLEARANCE REQUIRED BUT REPORTING REQUIRED

      The following Exempt Transactions are not subject to the pre-clearance requirements under the Code, although they are still subject to the reporting requirements under the Code unless noted otherwise.

        1. Any transaction in Securities made in an Account over which you
           do not have any direct or indirect influence or control.   Such
           transactions are also exempt from the reporting requirements.



[2] Investments made outside of any pre-set amount and pre-determined schedule are subject to pre-clearance.

[3] Affiliated Open-End Mutual Funds available through the Allianz Global Investors 401(k) Plan and Auto Invest Program are separately available to compliance and are not required to be separately reported.

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        2. Transactions  effected  through an automatic investment plan or dividend reinvestment plan pursuant to a pre-set amount and pre-determined schedule. [[[2]]

        3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

        4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

        5. Transactions in securities of closed-end investment companies that are not advised by AGIFM or its U.S. affiliates or sub-advised by your Company ("Non-Affiliated Closed End Funds").

        6. Transactions in shares of AGI registered open-end investment companies that are advised by AGIFM or its U.S. affiliates ("Affiliated Open-End Mutual Funds").[[[3]]

        7. Transactions in 529 Plans, including 529 Plans  distributed  by
           AGID.

        8. Such other class of transactions as may be exempted from time to time by Compliance based upon a determination that the transactions do not involve any realistic possibility of a violation of Rule 204A-1 under the Advisers Act 1940, or a violation of Rule 17j-1 under the 1940 Act. Compliance may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth below under Reporting.

        9. Such other specific transactions as may be exempted from time to time by your Chief Compliance Officer based upon a determination that the transaction(s) do not interfere or appear to interfere with making decisions in the best interest of our Advisory Clients. On a case-by-case basis, a Chief Compliance Officer may exempt a specific transaction from any of the provisions of this Code except for the provisions set forth below under Reporting. All requests to exempt a transaction must be in writing and forwarded to your Chief Compliance Officer for approval prior to your executing the transaction.

GENERALLY PERMITTED TRANSACTIONS -  PRE- CLEARANCE AND REPORTING REQUIRED

      The following classes of Permitted Transactions are subject to the pre-clearance requirements under the Code, although authorization for the transactions (absent short term trading restrictions, or legal or internal restrictions) will be granted.

      1. Purchases or sales that, in the aggregate, do not exceed 2,000 shares per day, per issuer with a total market capitalization of $5 billion or greater at the time of investment. If you are unsure whether a security meets the market capitalization criteria, contact your Chief Compliance Officer. Purchases or sales that, in the aggregate, exceed 2,000 shares per day, per issuer are subject to normal pre-clearance requirements under the Code.


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

      2.   Purchases   or  sales  of  fixed-income  Securities  issued  by
           agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

      3. Purchases or sales of up to $100,000 in the aggregate per calendar month of municipal securities.

      4 Purchases or sales of up to $1,000,000 per calendar month per issuer of fixed-income Securities issued by qualified foreign governments.

           A qualified foreign  government  is  a national government of a
           developed   foreign   country  with  outstanding   fixed-income
           securities in excess of $50 billion.

      5. Short sales of any Permitted Transaction Securities or puts, calls, straddles, or options where the underlying amount of Securities controlled is an amount otherwise permitted in this section.

                                    CAUTION

      Qualified foreign governments and issuer market capitalization amounts may change from time to time. Accordingly, you may purchase Securities in a Permitted Transaction, only to find that you cannot sell them later in another Permitted Transaction. In that case, you will be able to sell them only if you pre-clear the sale in compliance with all of the other procedures set forth in the Code.

                   BLACKOUT PERIODS - PROHIBITED TRANSACTIONS

      The following blackout periods on transactions are applicable to Access Persons and Investment Persons as described below.


      1. NICHOLAS-APPLEGATE CAPITAL MANAGEMENT LLC; NICHOLAS-APPLEGATE CAPITAL MANAGEMENT UK; NICHOLAS-APPLEGATE SECURITIES LLC; NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS; NFJ INVESTMENT GROUP LLC; OPPENHEIMER CAPITAL LLC; ALLIANZ GLOBAL INVESTORS MANAGEMENT PARTNERS LLC; ALLIANZ GLOBAL INVESTORS SOLUTIONS LLC; ALLIANZ GLOBAL INVESTORS MANAGED ACCOUNTS LLC


      A.  ACCESS PERSONS

      Access Persons may not purchase or sell Securities (except for Exempt Securities or Permitted Transaction securities) if, at the time of pre-clearance (i) there is a pending buy or sell order on the relevant trading desk for an Advisory Client in the same Security or an equivalent Security; or (ii) the same Security or an equivalent Security has been purchased or sold by an Advisory Client during the period beginning 5 business days before the day on which the Access Person requests pre-clearance to trade in the same Security or an equivalent Security.


      B.  INVESTMENT PERSONS

      Investment Persons may not purchase or sell Securities (except for Exempt Securities or Permitted Transaction securities) if, at the time of pre-clearance (i) there is a pending buy or sell order on the relevant trading desk for an Advisory Client in the same Security or an equivalent Security; or (ii)


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
      the same Security or an equivalent Security has been purchased or sold by an Advisory Client during the period beginning 5 business days before and 5 business days after the day on which the Investment Person requests pre-clearance to trade in the same Security or an equivalent Security.

      NOTE: IN DETERMINING WHETHER THERE HAS BEEN A VIOLATION OF THE POST TRADE 5 BUSINESS DAY BLACKOUT PERIOD, CONSIDERATION WILL BE GIVEN TO WHETHER THE INVESTMENT PERSON KNEW OR HAD REASON TO HAVE KNOWN OF THE ADVISORY CLIENT ACCOUNT TRANSACTION. AN INVESTMENT PERSON WHO PRE-CLEARS, RECEIVES APPROVAL, AND THEN TRADES IN A SECURITY, AND WHO HAD NO KNOWLEDGE OF AND HAD NO REASON TO HAVE KNOWN ABOUT THE ADVISORY CLIENT ACCOUNT TRANSACTION IN THE SAME (OR AN EQUIVALENT) SECURITY, WILL NOT BE VIEWED AS VIOLATING THE POST TRADE 5 BUSINESS DAY BLACKOUT PERIOD.



      2. ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC; ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC; ALLIANZ GLOBAL INVESTORS OF AMERICA LP[4]

      Access Persons may not purchase or sell the same Security (except for Exempt Securities or Permitted Transaction securities) or an equivalent Security for 5 business days beginning the day an Advisory Client trade in the same Security (except for Exempt Securities or Permitted Transaction securities) or an equivalent Security is reported to the Company (currently, T+2).

      NOTE: EVEN IF YOU RECEIVE PRE-CLEARANCE TO TRADE A SECURITY, YOU MAY NOT PURCHASE OR SELL THAT SECURITY (UNLESS IT IS AN EXEMPT SECURITY OR A PERMITTED TRANSACTION SECURITY) IF, AT THE TIME OF PRE-CLEARANCE, YOU KNEW OR SHOULD HAVE KNOWN THAT AN ADVISORY CLIENT WOULD BE TRADING IN THE SAME SECURITY OR AN EQUIVALENT SECURITY ON THE SAME DAY

SHORT-TERM TRADING RESTRICTIONS

      Access Persons and Investment Persons may not profit from the purchase and sale, or sale and purchase, within 30 calendar days, of the same Securities or Equivalent Securities (other than Exempt Securities, ETFs or ETNs (and options thereon)) of which they have Beneficial Ownership. Any such short-term trade must be unwound, or, if that is not practical, any profits realized on the transaction must be disgorged to a charity in accordance with your Company's procedures.

      You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities. Additional guidance relating to short-term profit recovery can be found in Appendix IV attached to this Code.

      In addition, excessive trading in Open-End Mutual Funds is strictly prohibited. No Supervised Person may engage in transactions that are in violation of a fund's stated policy as disclosed in its prospectus and statement of additional information.



DEFINITION OF EQUIVALENT SECURITY


[4]     Employees of one Company assigned to support a different Company may be subject to that Company's blackout periods in lieu of the blackout periods set forth in this section.


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
An "equivalent" Security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security, or similar securities with a value derived from the value of the subject security. Notwithstanding the foregoing, equivalent securities do not include: (i) hedged options transactions in which there is a purchase and simultaneous sale of an option or a sale and simultaneous purchase of an option, on the same underlying security. For example hedged options transactions would include: the sale of a BTU call with a strike price of 50 and the purchase of a BTU call with a strike price of 60 and same expiration date; the sale of a DIS put with a strike price of 30 and the purchase of a DIS put with a strike price of 20 and same expiration date; the purchase of a PG call option with a strike price of 50 and the sale of a PG call option with a strike price of 60 and same expiration date; and the purchase of an IRM put with a strike price of 30 with an October expiration and a sale of an IRM put with a strike price of 30 with a November expiration. BECAUSE OF THE MANY VARIATIONS AND THE COMPLEXITIES OF HEDGED OPTIONS TRANSACTIONS, YOU ARE STRONGLY URGED TO SEEK GUIDANCE FROM THE COMPLIANCE DEPARTMENT BEFORE ENTERING INTO THESE TRANSACTIONS.


                     CIRCUMSTANCES REQUIRING PRE-CLEARANCE

      If you wish to transact in Securities which are not Exempt Securities and which cannot be acquired or sold in an Exempt Transaction, you must comply with the procedures set forth under General Pre-clearance Procedures.

                        GENERAL PRE-CLEARANCE PROCEDURES

      All pre-clearance approvals for securities traded on a U.S. Stock Exchange are effective until the close of business on the day that your pre-clearance request has been approved. All pre-clearance approvals for securities traded on a Non-U.S. Stock Exchange are effective until the close of business on the day immediately following the business day that pre-clearance was given. If the individual submitting the request wishes to execute a trade after the time period for which approval is granted, a new pre-clearance request must be submitted (e.g., in the case of a limit order that has not been executed or is only partially filled within the approved time period). Good Till Canceled
(GTC) orders are not permitted.

USE OF CCH ITRADE

      All Access Persons and Investment Persons must pre-clear all personal transactions in Securities (other than Exempt Securities or Exempt Transactions) by submitting a Trade Request Form through CCH iTrade. Instructions on the use of the CCH iTrade system are available on your Company's intranet. If you have any questions regarding the use of CCH iTrade, please contact your local Compliance Department.

      AGIMA Access Persons are required to complete the AGIMA Personal Trading Pre-Clearance Form prior to pre-clearance through CCH iTrade for all equity transactions (including common stock, ETFs, ETNs, ADRs, ordinary foreign shares, preferred stock and equity options) and submit the form for approval to the AGIMA Trading Desk. The pre-clearance form is attached to this Code as Appendix
V. Final trade pre-clearance is not deemed valid until the Access Person has received approval both on the AGIMA Personal Trading Pre-Clearance Form as well as through CCH iTrade.

      If you are out of the office and are unable to access CCH iTrade through your Company's Intranet, please contact your local Compliance Department.


                 TRADING RESTRICTIONS IN OPEN-END MUTUAL FUNDS



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
      Excessive trading in Open-End Mutual Funds is strictly prohibited. No Supervised Person may engage in transactions that are in violation of a fund's stated policy as disclosed in its prospectus and statement of additional information.


   PRE-CLEARANCE PROCEDURES FOR AGI CLOSED-END FUNDS AND NON-PROPRIETARY SUB-
                            ADVISED CLOSED-END FUNDS

      PLEASE REFER TO THE COMPLIANCE SECTION OF THE COMPANY INTRANET FOR THE RESPECTIVE BLACKOUT PERIODS RELATING TO AGI CLOSED-END FUNDS.

      Supervised Persons who wish to invest in a closed-end fund advised by Allianz Global Investors Fund Management LLC ("Closed End Fund") must complete a pre-clearance form and submit it to their local Compliance Department for approval. The policy relating to trading in AGI Closed-End Funds is attached to this Code as Appendix VI and the pre-clearance form is attached to this Code as Appendix VII.

      Supervised Persons who wish to invest in a non-proprietary closed-end fund for which their Company acts as the sub-adviser must also complete a pre-clearance form and submit it to their local Compliance Department for approval. The pre-clearance form is attached to this Code as Appendix VIII.

                       BLACKOUT PERIODS - ALLIANZ SHARES

      PLEASE REFER TO THE COMPLIANCE SECTION OF THE COMPANY INTRANET FOR THE RESPECTIVE BLACKOUT PERIODS RELATING TO ALLIANZ SE SECURITIES.

      Supervised Persons are prohibited from trading in Allianz SE securities (including ADRs) during certain periods of the year, generally surrounding the release of annual financial statements and quarterly results. This restriction also applies to transactions that completely or in part refer to Allianz SE company shares (or derivatives thereof) which involve the exercise of cash settled options or any kind of rights granted under compensation or incentive programs such as Stock Appreciation Rights ("SARs"), Phantom Stocks or Participation Schemes. Any exercise with direct cash-out payments are equivalent to the outright sale of Allianz shares held by a Supervised Person and therefore, would not be permitted during such blackout period.

                           ALLIANZ SE RESTRICTED LIST

      The Allianz SE Restricted List includes companies in which the trading of securities is restricted for certain types of accounts. Such restrictions may be applicable to trades for Advisory Clients, trades for proprietary accounts and/or for personal securities transactions. Issuers may be added to the Restricted List for a variety of reasons, such as the following: (i) the issuer being a traded affiliate; (ii) an affiliated Company having inside information about a particular issuer; or (iii) to ensure that the aggregate group holding does not breach a particular threshold. Supervised Persons are prohibited from trading in any securities issued by the issuers on the Restricted List if such restrictions apply to personal account dealings.

                            INITIAL PUBLIC OFFERINGS

      Supervised Persons may purchase securities that are the subject of an Initial Public Offering ("IPO") only after receiving prior transaction clearance in writing from their Chief Compliance Officer. For purposes hereof, "Initial Public Offering" (also referred to as a "new Issue" under FINRA Rule 5130) means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the requirements of Section 13 or 15(d) of the Exchange Act to file public periodic reports with the SEC.

      In considering such a request, the Chief Compliance Officer will determine whether the proposed transaction presents a conflict of interest with any of the Company's Advisory Clients or otherwise violates the Code. The Chief Compliance Officer will also consider whether: (i) the purchase is made through the Supervised Person's regular broker; (2) the number of shares to be purchased is commensurate with the normal size and activity of the Supervised Person's account; and (3) the transaction otherwise meets the requirements of FINRA restrictions, as applicable, regarding the sale of a new issue to an account in which a "restricted person" as defined in FINRA Rule 5130, has a beneficial interest. The Chief Compliance Officer may consult with the CIO or his or her designee in making his or her determination, and requests from Investment Persons must be approved from the CIO or his or her designee.

In addition to receiving approval from the Chief Compliance Officer, a Supervised Person must also pre-clear the trade through CCH iTrade on the day the offering is priced before purchasing in the IPO. The trade will not be permitted if an Advisory Client order has been received.



                               PRIVATE PLACEMENTS

      A Supervised Person may not acquire Beneficial Ownership of any Securities offered in a private placement, unless prior written approval is received from his or her immediate supervisor, CIO (or COO if your Company does not have a CIO), and Chief Compliance Officer. Approval will be not be given unless a determination is made that the investment opportunity is not suitable for Advisory Clients, and that the opportunity to invest has not been offered to you solely by virtue of your position. The form for requesting private placement approval is attached to this Code as Appendix IX.

      For purposes hereof, "private placement" means an offering that is exempted from registration under the Securities Act pursuant to Section 4(2) or
Section 4(6) or pursuant to Rule 504, 505 or 506 under the Securities Act.

      If you are an Investment Person and you have acquired Beneficial Ownership of Securities in a private placement, you must disclose your investment when you play a part in any consideration of an investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by your Company's CIO or a portfolio manager who does not have Beneficial Ownership of any Securities of the issuer.

                                   REPORTING

                        USE OF DESIGNATED BROKER-DEALERS

      You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly-traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

                               DESIGNATED BROKER

      To assist in the implementation of the Code and meet regulatory requirements, all Access Persons must maintain their personal Accounts (which they are deemed to have Beneficial Ownership) with a "Designated Broker" (currently for most operating entities Charles Schwab). If you are a new Access Person, you are required to transfer your brokerage account(s) to a Designated Broker within a reasonable period of time from your initial commencement of employment.

      If you are maintaining an Account other than with a Designated Broker, you are required to immediately disclose this to your local Compliance Department. Based upon the determination by your Chief Compliance Officer, certain limited exemptions may be granted that would allow the employee to continue maintaining his or her personal Accounts with a non-designated broker.

                 REPORTING OF NON-DESIGNATED BROKERAGE ACCOUNTS

      Every Access Person must report their personal Accounts and all Securities transactions that are not Exempt Transactions or transactions in Exempt Securities. To satisfy these requirements, you must cause each non-designated registered broker-dealer, who maintains an account for Securities of which you have Beneficial Ownership, to provide to your local Compliance Department within 30 days of the end of each calendar quarter, duplicate copies of: (a) confirmations of all transactions in the Account and (b) periodic statements for the Account. Access Persons are excused from submitting Quarterly Transaction Reports (attached to this Code as Appendix X) only if doing so would duplicate information contained in trade confirmations or account statements that the Company holds in its records, provided the Company has received those confirmations or statements not later than 30 days after the close of the calendar quarter in which the transaction takes place.

      The confirmations and statements required by (a) and (b) above must in the aggregate provide all of the information required by the Quarterly Transaction Report. If they do not, you must complete and submit a Quarterly Transaction Report

      Most broker-dealers require that the Company provide a NYSE Rule 407/NASD Rule 3050 letter which acknowledges that your account is held by such broker-dealer and requests that the broker-dealer provide the relevant Compliance Department with duplicate client account statements and transactional confirms. Your local Compliance Officer or his or her designee will execute this letter for any of your Beneficially Owned Accounts that have been approved by Compliance.

      You must promptly notify your local Compliance Officer or his or her designee prior to opening any new brokerage accounts. The notification must be in writing and must include the name of the broker-dealer and the account number.

                 REPORTING AND CERTIFICATION BY NAIF TRUSTEES

      Any NAIF Trustee who is not an Employee of NACM is required to submit a NAIF Code of Ethics Certification within 15 days of being named Trustee and thereafter on an annual basis. The NAIF Code of Ethics Certification is attached as Appendix XI.

      Any NAIF Trustee who is not an Employee of NACM is required to submit a Quarterly Transaction Report within 30 days of the end of each calendar quarter IF he or she knew or should have known that during the 15 day period prior to the Trustees transaction in a Security (other than an Exempt Security) a series of NAIF purchased or sold the Security or had considered purchasing or selling the Security. The Quarterly Transaction report for NAIF trustees is found in Appendix XII.

         INITIAL REPORTING AND CERTIFICATION FOR NEW SUPERVISED PERSONS


      Within 10 days following the commencement of employment at the Company, all Supervised Persons are required to complete and submit the Initial Acknowledgement Certification and Access Persons are required to complete and submit the Initial Listing of Personal Securities Holdings, Mutual Fund and Brokerage Accounts forms to their local Compliance Department (See Appendix XIII and XIV). The information supplied must be current as of a date no more than 45 days before becoming an employee.

                      ANNUAL REPORTING AND CERTIFICATION

      On an annual basis, all Access Persons are required to complete and submit the Annual Listing of Securities Holdings and Certification of Compliance form to your local compliance department (See Appendix XV). Non-Access Persons are required to complete and submit a Certification of Compliance. Compliance will notify Supervised Persons when the annual certifications are due. The information supplied must be current as of a date no more than 45 days before the annual report is submitted. For all Access Persons who are required to pre-clear personal securities transactions through CCH iTrade, this requirement is satisfied by certifying the Code of Ethics Certification and the Brokerage Account Certification through CCH iTrade and separately submitting the Annual Holdings Certification. For all Non-Access Persons, the requirement to complete and submit a Certification of Compliance is satisfied by certifying the Code of Ethics Certification through CCH iTrade.

      You will also receive a copy of the Code whenever there are material amendments made to the Code. At such time, you will be required to acknowledge receipt of the amended Code and certify that you have read and understand the amended Code. A copy of the most recent Code of Ethics can be found in the Compliance section of your Company's intranet and also may be viewed within CCH iTrade.

                                    REVIEW

      All reports and certifications submitted by Supervised Persons pursuant to this Code shall be reviewed by the Chief Compliance Officer of the Supervised Person's Company or by his or her designee.


                        GIFTS AND BUSINESS ENTERTAINMENT

      No Supervised Person of the Company shall receive (or give) any gift (including gifts of nominal value as noted below), entertainment, or other consideration in merchandise, service, or otherwise that is excessive in value or frequency from (or to) any person, firm, corporation, association or other entity ("Outside Entity") that does business with or on behalf of an Advisory Client or the Company. As described more fully below, gifts are generally subject to a $100 limit. Notwithstanding the guidance set forth below, please note that giving or receiving gifts or entertainment to or from federal, state or local government officials, and state or local pension or retirement plan officials, may be subject to more stringent requirements. Please consult with your local Compliance or Legal Departments for further guidance.

      GIFTS. The term "gift" includes the giving or receipt of gratuities, merchandise, service, and the enjoyment or use of property or facilities for personal use. The term "gift" does not include "business entertainment" as defined more fully below, but does include meals, tickets to events and other entertainment that does not qualify as "business entertainment."

              a. Gifts must be reasonable in terms of frequency and  value.   It
                 may be reasonable to give or receive gifts at a more frequent basis under certain limited circumstances, i.e., holiday season.

              b. Do not accept gifts,  favors,  or  other  things of value which could influence your decision-making or make you feel beholden to a person or an Outside Entity.

              c. Do not offer gifts, favors, or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making an Outside Entity feel beholden to the Company.

              d. Gifts should not be sent to a Supervised Person's home. If they are, the Supervised Person must request that the gift giver discontinue this practice in the future.

              e. You may RECEIVE gifts from an Outside  Entity  so long as their aggregate annual value does not exceed the equivalent of $100. You may GIVE gifts to an Outside Entity so long as the aggregate annual value does not exceed the equivalent of $100.

              f. To  determine  an  item's  value, you should use the higher  of cost, face, or market value (i.e., what it would cost to purchase on the open market).

              g. If a department  (as  opposed to an individual) receives a gift that is valued in excess of the $100 limit, it can be shared among Supervised Persons, provided no single Supervised Person's pro rata share of the gift exceeds the $100 limit.

              h. Under  no  circumstances  should  cash  gifts  be  given  to or accepted from an Outside Entity. A gift card or gift certificate not in excess of the $100 limit (i.e., American Express Gift Cards, Starbuck Gift Cards, etc.) can be accepted from an Outside Entity if the gift certificate is not convertible into cash, except for amounts under $10 not spent when the gift certificate or card is used.

              i. Any  gift  received  that  is  prohibited  should  be  refused;
                 however, if it is not possible in the interest of business, the gift should be donated to a charitable organization after consultation with your immediate supervisor and Compliance. Alternatively, with the approval of your Chief Compliance Officer, the gift can be awarded to the winner of a random drawing of an identified group of employees of an appropriate size.

              j. This policy applies to gifts given to or received by family and friends on behalf of employees, vendors or clients.

              k. Gifts of nominal  value that either have our logo or the giving firm's logo are excluded from this policy as long as the value of the gift does not exceed $50.00 (i.e., such items will not count toward the annual $100 limit from an Outside Entity and need not be reported). Nonetheless, as noted previously in this Code, the giving or receipt of gifts of nominal value should not be so frequent as to raise any question of impropriety.

              l. Gifts  offered  or  received  in  connection with a  bona  fide personal relationship are excluded from this policy (e.g., personal gift given in recognition of a life event, such as a baby or wedding gift).


          EXCEPTIONS. If a Supervised Person believes that it would be appropriate to give a gift with a value exceeding the $100 limit, he or she must submit a written request to, and obtain written approval from, his or her Chief Compliance Officer BEFORE (whenever feasible) the gift is given. The request should specify (i) the name of the giver; (ii) the name of the intended recipient and his or her employer, if applicable; (iii) a description of the gift; (iv) the gift's monetary value; (v) the nature of the business relationship; and (vi) the reason the gift is being given. NO EXCEPTIONS WILL BE GRANTED FOR GIFTS SUBJECT TO FINRA'S $100 GIFT LIMIT.[[[5]]


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
          REPORTING OF GIFTS. All Supervised Persons are required to complete a record of gifts given and received within thirty days. If your Company uses CCH iTrade for reporting purposes, you should report the gift accordingly. If your Company does not use CCH iTrade for this purpose, you should use the Report of Offer or Receipt of Gift form attached to this Code as Appendix XVI for this purpose. You are required to send these forms to your local Compliance Department within thirty days. All departmental gifts and their disposition must be appropriately documented by the division head or his or her designee.

      BUSINESS ENTERTAINMENT. Business entertainment is considered part of a business relationship and occurs when a Company's employee is in the presence of an Outside Business contact (either when the business contact is being entertained by a Company's employee or vice versa). If a Company's employee and the Outside Business contact do not both plan to be present, the item will be considered a gift and be subject to the gift restrictions and reporting requirements noted above.

      a.   Entertainment must be reasonable in terms of frequency and value.

      b. Do not accept entertainment of value which could influence your decision-making or make you feel beholden to a person or an Outside Entity.

      c. Do not offer entertainment of value that could be viewed as overly generous or aimed at influencing decision-making or making an Outside Entity feel beholden to the Company.

      d. Entertainment involving personnel associated with Outside Entities may only be used to foster and promote business relationships with Outside Entities.

      e. You may attend business meals, business related conferences, sporting events and other entertainment events at the expense of the giver, so long as the expense is reasonable and both you and the giver are present.

      f. You may not accept or offer air transportation nor may you accept hotel or other accommodations without obtaining prior written approval from your Chief Compliance Officer or his or her designee. You must also obtain prior written approval from your supervisor (the person to whom you report) for all air travel, conferences, and business events that require overnight accommodations.

      g. This policy applies to entertainment given to or received by family and friends on behalf of employees, vendors or clients.

      h. Entertainment offered or received in connection with a bona fide personal relationship is excluded from this policy (e.g., dinner at the home of a long-time personal friend).


           REPORTING OF BUSINESS ENTERTAINMENT. Business entertainment received from an Outside Entity that exceeds $100 in the aggregate per quarter should be reported within thirty days after the quarter end. If your Company uses CCH iTrade for reporting purposes, you should report business entertainment received accordingly. If your Company does not use CCH iTrade for this purpose, you should use the Report of Receipt of Business Entertainment form attached to this Code as Appendix XVII for this purpose. You are required to send these forms to your local Compliance Department within thirty days after the calendar quarter end. Business entertainment given should be reported in accordance with your Company's expense policies and procedures. As a reminder, the giver of any entertainment must be present in order to be considered business entertainment. If the giver is not present, the entertainment will be considered a gift and must comply with the requirements applicable to gifts as noted above.



[5]   FINRA Rule 3220, Influencing or Rewarding Employees of Others,
provides:   "No member or person associated with a member shall, directly or indirectly, give or permit to be given anything of value, including gratuities, in excess of one hundred dollars per individual per year to any person, principal, proprietor, employee, agent or representative of another person where such payment or gratuity is in relation to the business of the employer of the recipient of the payment or gratuity. A gift of any kind is considered a gratuity."



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

                                   ILLEGAL PAYMENTS

      Federal, State, and laws of other countries prohibit the payment of bribes, kickbacks, inducements or other illegal gratuities or payments by or on behalf of any of the Companies. Each Company, through its policies and practices, is committed to comply fully with these laws. The U.S. Foreign Corrupt Practices Act makes it a crime to corruptly give, promise or authorize payment, in cash or in kind, for any service to a foreign government official or political party in connection with obtaining or retaining business. If you are solicited to make or receive an illegal payment, or have any questions regarding whether any solicitation to receive or make a payment is illegal, contact your Chief Legal Officer or Chief Compliance Officer.

                     POLITICAL AND CHARITABLE CONTRIBUTIONS

      In support of the democratic process, Employees are encouraged to exercise their rights as citizens by voting in all elections. Certain restrictions and obligations, however, are placed on Employees in connection with their political contributions and solicitation activities. In particular, Employees may not make political contributions to candidates or officeholders in a position to direct public business to the Funds or your Company for the purpose of obtaining or retaining advisory business with government entities ("pay to play"). If you make contributions above $2,000 in any calendar year (each contribution individually, or contributions cumulatively at the point the particular contribution would cause total contributions for the year to exceed $2,000) to any candidate or officeholder, you must pre-clear the contribution with your Chief Legal Officer or Chief Compliance Officer. The person requesting approval on behalf of the Company will be required to certify that the contribution is not for the purpose of influencing public business for the Funds or for the purpose of obtaining or retaining advisory business from government entities.

      Election laws in many jurisdictions generally prohibit political contributions by corporations to candidates. Many local laws also prohibit corporate contributions to local political campaigns. In accordance with such laws, no Company may make direct contributions to national or local offices where applicable laws make such contributions illegal. Any Company that seeks to make a political contribution must obtain approval from its Chief Legal Officer or Chief Compliance Officer. The person requesting approval on behalf of the Company will be required to certify that the contribution is not for the purpose of directing public business to the Funds or for the purpose of obtaining or retaining advisory contracts with government entities.

      Charitable contributions that are solicited or directed by Advisory Clients or prospective clients or made on behalf of Advisory Clients or prospective clients or made for the purpose of influencing the award or continuation of a business relationship with such Advisory Client or prospective client must be pre-approved by your supervisor and your Chief Compliance Officer.

      Depending on the state in which you live or the state in which you are soliciting business, additional requirements may apply. If you are an AGID registered representative, additional restrictions may apply as well. For any questions relating to political and charitable contributions, contact your Chief Compliance Officer.

                                 PRIVACY POLICY

      You must abide by the Company Privacy Policy (the "Privacy Policy") which is attached to this Code of Ethics as Appendix II. The Privacy Policy is designed to protect personal and account information of Advisory Clients from disclosure to any non-affiliated third parties, except as required or permitted by law or certain circumstances and when duly authorized by a Compliance Officer or director of the Company. You will be responsible for attesting to your compliance with the Privacy Policy in your Annual Certification of Compliance.


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

                          OUTSIDE BUSINESS ACTIVITIES

      Your outside activities must not reflect adversely on the Company or give rise to a real or apparent conflict of interest with your duties to the Company or its Advisory Clients. You must be alert to potential conflicts of interest and be aware that you may be asked to discontinue the outside activity if a potential conflict arises. You may not, directly or indirectly:

      (a) Accept a business opportunity from someone doing business or seeking to do business with the Company that is made available to you because of your position within the Company;

      (b) Take for oneself a business opportunity belonging to the Company; or

      (c) Engage in a business opportunity that competes with any of the Company's business.

      You must obtain pre-approval from your immediate supervisor and your CCO (or his or her designee) for any outside business activities. A form for this purpose is attached to this Code as Appendix XVIII. You must seek new clearance for a previously approved activity whenever there is any material change in relevant circumstances, whether arising from a change in your job or association with the Company or in your role with respect to that activity or organization. You must also notify your immediate supervisor and Compliance of any material change in the terms of your outside activity or when your outside activity terminates.

                    SERVICE AS DIRECTOR OF A PUBLIC COMPANY

      You may not serve on the board of directors or other governing board of a publicly traded entity, unless you have received the prior written approval of your Chief Compliance Officer by completing and submitting the form attached to the Code as Appendix XVIII. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of the Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be required to comply with your Company's procedures concerning you and those Investment Persons who make investment decisions with respect to the securities of that entity.


                        COMPLIANCE AND REMEDIAL ACTIONS

      Compliance with this Code is considered a basic condition of employment with the Company. A breach of the Code may constitute grounds for remedial actions, which may include, but are not limited to, a letter of caution, warning, or censure, recertification of the Code, disgorgement of profits, imposition of a fine, suspension of trading privileges, termination of officer title, suspension or termination of employment, and/or referral to governmental authorities. The Code of Ethics Sanction Guidelines is attached to this Code as Appendix XIX.


                       REPORTS TO MANAGEMENT AND TRUSTEES

      In connection with any Company-advised Funds, the Chief Compliance Officer of the Company or his or her designee will report promptly any material violations of the Code by Access Persons of the Funds to the Funds' Board of Directors or Trustees as well as Senior Management and Oppenheimer Capital will report all violations of the Code by Access Persons of the Funds, at a minimum, on a quarterly and annual basis.


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

      A material violation would include instances where there is an impact on an Advisory Client account, including the Funds, or where a significant remedial action has been taken in response to a violation of the Code. A significant remedial action means any action that has a significant impact on the violator, such as a material disgorgement of profits, imposition of a significant fine, suspension of trading privileges, suspension or termination.

      The quarterly and annual report will, at a minimum:

      1.Describe any issues arising under the Code or its procedures since the last report to the Funds' Board, as the case may be, including, but not limited to, information about violations of the Code or procedures and any sanctions imposed in response to such violations;

      2.Certify that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and

      3.Certify whether there have been any amendments to the Code of Ethics or its procedures since the last report to the Funds' Board.

  REPORTING OF APPARENT OR SUSPECTED VIOLATIONS OF THE FEDERAL SECURITIES LAWS
                            ("WHISTLEBLOWER POLICY")

      All Supervised Persons are required to promptly report "apparent" or "suspected" violations in addition to actual or known violations of the federal securities laws or this Code to the Chief Compliance Officer of their Company. Examples of the types of reporting required include, but are not limited to, noncompliance with applicable laws, rules and regulations; fraud or illegal acts involving any aspect of the Company's business; material misstatements in regulatory filings, internal books and records, client records or reports; activity that is harmful to Advisory Clients, including Fund shareholders; and deviations from required controls and procedures that safeguard Advisory Clients and the Company. All such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of this Code. You are encouraged to seek advice from your local Legal Counsel with respect to any action which may violate the Code. For any questions relating to the reporting of violations, please refer to the Policy for Reporting Suspicious Activity and Concerns found in the Compliance section of the Company intranet. You may also contact the Company Group Compliance Manager at (949) 219-2217.


                           RECORDKEEPING REQUIREMENTS

 The Company shall maintain and preserve in an easily accessible place:

           A. A copy of this Code, or any other Code of Ethics, that was in effect within the previous 5 years.

           B. A record of any violation of this Code and of any action taken as a result of such violation for a period of 5 years following the end of the reporting year in which the violation occurs.

           C. A record of any decision, and the reasons supporting the decision, that were used to approve a trade that was deemed an exception to the provisions of this Code.


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

           D. A record of all written acknowledgements of receipt of the Code and amendments for each person covered under the Code within the past 5 years. These records must be kept for 5 years after the individual ceases to be an employee of the Company.

           E. A copy of each report submitted under this Code for a period of 5 years.

           F. A list of all persons who are, or within the past 5 years were, subject to the reporting requirements of the Code.

           G. A record of any decision, and the reasons supporting the decision, that were used to approve an employee's investment in a private placement for at least 5 years after the reporting year in which approval was granted.

           H. A record of persons responsible for reviewing Access Persons' reports during the last 5 years.

           I. A copy of reports provided to a Fund's Board of Directors or Trustees regarding the Code during the last 5 years.


                         REQUESTS FOR EXEMPTIONS

      Any person may apply for an exemption from a provision of the Code to the Chief Compliance Officer or his or her designee. Such a request must be in writing and must fully describe the basis upon which the request is being made. As part of the reconsideration process, the Chief Compliance Officer or his or her designee will determine if any Advisory Client of the Company may be disadvantaged by the request and will consider any other relevant factors in determining whether to grant or deny the request.


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

                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
              APPENDIX I.  INSIDER TRADING POLICIES AND PROCEDURES

SECTION I.  POLICY STATEMENT ON INSIDER TRADING

A.    Policy Statement on Insider Trading

Allianz Global Investors of America L.P. ("the Company") and its affiliated divisions or subsidiaries (collectively, "the Company") forbid any of their officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by the Company), on the basis of material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This is a group wide policy.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the situation when a person trades while aware of material non-public information or communicates material non-public information to others in breach of a duty of trust or confidence.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

      (1)  trading   by  an  insider,  while  aware  of   material,   non-public
           information; or

      (2) trading by a non-insider, while aware of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

      (3) communicating material, non-public information to others in breach of a duty of trust or confidence.

This policy applies to every such officer, director and employee and extends to activities within and outside their duties at the Company. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to your local Chief Compliance Officer .

The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

1.    TO WHOM DOES THIS POLICY APPLY?

This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated in by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

   o the Covered Person's spouse;
   o the Covered Person's minor children;
   o any other relatives living in the Covered Person's household;
   o a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;
   o a trust as to which the Covered Person is a trustee;
   o a revocable trust as to which the Covered Person is a settlor;
   o a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or
   o a partnership of which the Covered Person is a partner (including most


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
      investment clubs) unless the Covered Person has no direct or indirect control over the partnership.

2.    WHAT IS MATERIAL INFORMATION?

Trading on inside information is not a basis for liability unless the information is deemed to be material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

   o dividend or earnings expectations;
   o write-downs or write-offs of assets;
   o additions to reserves for bad debts or contingent liabilities;
   o expansion or curtailment of company or major division operations;
   o proposals   or   agreements   involving   a  joint  venture,  merger,
      acquisition;
   o divestiture, or leveraged buy-out;
   o new products or services;
   o exploratory, discovery or research developments;
   o criminal indictments, civil litigation or government investigations;
   o disputes with major suppliers or customers or significant changes in the relationships with such parties;
   o labor disputes including strikes or lockouts;
   o substantial changes in accounting methods;
   o major litigation developments;
   o major personnel changes;
   o debt service or liquidity problems;
   o bankruptcy or insolvency;
   o extraordinary management developments;
   o public offerings or private sales of debt or equity securities;
   o calls, redemptions or purchases of a company's own stock;
   o issuer tender offers; or
   o recapitalizations.

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.    WHAT IS NON-PUBLIC INFORMATION?

In order for issues concerning insider trading to arise, information must not only be "material", it must be "non-public". "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal, The New York Times or The Financial Times), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

INFORMATION PROVIDED IN CONFIDENCE. It is possible that one or more directors, officers, or employees of the Company may become temporary "insiders" because of a duty of trust or confidence. A duty of trust or confidence can arise: (1) whenever a person agrees to maintain information in confidence; (2) when two people have a history, pattern, or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the material non-public information expects that the recipient will maintain its confidentiality; or (3) whenever a person receives or obtains material non-public information from certain close family members such as spouses, parents, children and siblings. For example, personnel at the Company may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by the Company, discloses material, non-public information to the Company's portfolio managers or analysts with the expectation that the information will remain confidential.

As an "insider", the Company has a duty not to breach the trust of the party that has communicated the "material, non-public" information by misusing that information. This duty may arise because the Company has entered or has been invited to enter into a commercial relationship with the company, client or prospective client and has been given access to confidential information solely for the corporate purposes of that company, client or prospective client. This duty remains whether or not the Company ultimately participates in the transaction.

INFORMATION DISCLOSED IN BREACH OF A DUTY. Analysts and portfolio managers at the Company must be especially wary of "material, non-public" information disclosed in breach of corporate insider's duty of trust or confidence that he or she owes the corporation and shareholders. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of a duty of trust and confidence that he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.



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
A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

INVESTMENT INFORMATION RELATING TO OUR PROPRIETARY FUNDS AND PRIVATE ACCOUNTS IS NON-PUBLIC INSIDE INFORMATION. In the course of your employment, employees may learn about the current or pending investment activities of our proprietary and sub-advised registered and unregistered funds and private clients (e.g. actual or pending purchases and sales of securities). Using or sharing this information other than in connection with the investment of client accounts is considered acting on inside information and therefore prohibited. The Board of the Funds (proprietary and sub-advised) have adopted Portfolio Holdings Disclosure Policies to prevent the misuse of material non-public information relating to the Funds and to ensure all shareholders of the Funds have equal access to portfolio holdings information. In that regard, employees must follow the Funds' policy on disclosure of non-public portfolio holdings information unless disclosure is specifically permitted under other sharing of investment-related information.

4.    IDENTIFYING MATERIAL INFORMATION

Before trading for yourself or others, including investment companies or private accounts managed by the Company, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Financial Times, Reuters, The Wall Street Journal or other publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you, the Company and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

i. Report the matter immediately to the Chief Compliance Officer or the Chief Legal Officer of your Company;

ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by the Company; and

iii. Do not communicate the information inside or outside the Company, other than to your Chief Compliance Officer or Chief Legal Officer.

After the Chief Compliance Officer or Chief Legal Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5.    PENALTIES FOR INSIDER TRADING

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: civil injunctions, treble damages, disgorgement of profits, jail sentences, fines for the person who committed the violation of up to three times, the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

SECTION II. PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

A.    Procedures to Implement the Policy Against Insider Trading

The following procedures have been established to aid the officers, directors and employees of the Company in avoiding insider trading, and to aid the Company in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of the Company must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

1. No employee, officer or director of the Company who is aware of material non-public information relating to the Company , including Allianz AG, may buy or sell any securities of the Company, including Allianz AG, or engage in any other action to take advantage of, or pass on to others, such material non-public information.

2. No employee, officer or director of the Company who is aware of material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

3. No employee, officer or director of the Company shall engage in a securities transaction with respect to the securities of Allianz AG, except in accordance with the specific procedures published from time to time by the Company.

4. No employee shall engage in a personal securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in the Company's Code.

5. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code.

6. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, officers, directors and employees of the Company should not discuss any potentially material non-public information concerning the Company or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties.

B.    Information Barrier Procedures

The Insider Trading and Securities Fraud Enforcement Act in the US require the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information. Accordingly, you should not discuss material non-public information about the Company or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

C.    Resolving Issues Concerning Insider Trading

The federal securities laws, including the US laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact your

Chief Compliance Officer. Until advised to the contrary by your Chief Compliance Officer, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.


SECTION III.   NOTIFYING COMPLIANCE

The obligation to notify Compliance of an insider trading violation applies even if the employee knows or has reason to believe that Compliance has already been informed by other employees.

                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
                          APPENDIX II.  PRIVACY POLICY

We consider customer privacy to be a fundamental aspect of our relationship with clients and are committed to maintaining the confidentiality, integrity and security of our current, prospective and former clients' personal information. To ensure our client's privacy, we have developed policies that are designed to protect this confidentiality, while allowing client needs to be served.

OBTAINING PERSONAL INFORMATION

In the course of providing clients with products and services, we may obtain non-public personal information about clients which may come from sources such as account applications and other forms, from other written, electronic or verbal correspondence, from client transactions, from a client's brokerage or financial advisory firm, financial adviser or consultant, and/or from information captured on our internet web sites.

RESPECTING YOUR PRIVACY

As a matter of policy, we do not disclose any personal or account information provided by clients or gathered by us to non-affiliated third parties, except as required or permitted by law. As is common in the industry, non-affiliated companies may from time to time be used to provide certain services, such as preparing and mailing prospectuses, reports, account statements and other information, conducting research on client satisfaction and gathering shareholder proxies. We may also retain non-affiliated companies to market our products and enter in joint marketing agreements with other companies. These companies may have access to a client's personal and account information, but are solely permitted to use this information to provide the specific service or as otherwise permitted by law. We may also provide a client's personal and account information to their respective brokerage or financial advisory firm, Custodian, and/or to their financial adviser or consultant.

SHARING INFORMATION WITH THIRD PARTIES

We reserve the right to disclose or report personal information to non-affiliated third parties, in limited circumstances, where we believe in good faith that disclosure is required under law to cooperate with regulators or law enforcement authorities, to protect our rights or property or upon reasonable request by any mutual fund in which a client has chosen to invest. In addition, we may disclose information about a client or a client's accounts to a non-affiliated third party only if we receive a client's written request or consent.

SHARING INFORMATION WITH AFFILIATES

We may share client information with our affiliates in connection with servicing a client's account or to provide a client with information about products and services that we believe may be of interest to them. The information we share may include, for example, a client's participation in our mutual funds or other investment programs, a client's ownership of certain types of accounts (such as
IRAs), or other data about a client's accounts. Our affiliates, in turn, are not permitted to share client information with non-affiliated entities, except as required or permitted by law.

PROCEDURES TO SAFEGUARD PRIVATE INFORMATION

We take seriously our obligation to safeguard client non-public personal information. In addition to this policy, we have also implemented procedures that are designed to restrict access to a client's non-public personal information only to internal personnel who need to know that information in order to provide products or services to such clients. In addition, we have physical, electronic, and procedural safeguards in place to guard a client's non-public personal information.


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


DISPOSAL OF CONFIDENTIAL RECORDS

We will dispose of records that are knowingly derived from data received from a consumer reporting agency regarding a client that is an individual in a manner that ensures the confidentiality of the data is maintained. Such records include, among other things, copies of consumer reports and notes of conversations with individuals at consumer reporting agencies.

                APPENDIX III.  GUIDANCE ON BENEFICIAL OWNERSHIP

1. Securities Held By Family Members

    (a) Example 1-A:
     X and Y are married. Although Y has an independent source of income from a family inheritance and segregates her funds from those of her husbands, Y contributes to the maintenance of the family home. X and Y have engaged in joint estate planning and have the same financial adviser. Since X and Y's resources are clearly significantly directed towards their common property, they will be deemed to be beneficial owners of each other's securities.

    (b) Example 1-B:
     X and Y are separated and have filed for divorce. Neither party contributes to the support of the other. X has no control over the financial affairs of his wife. Neither X nor Y is a beneficial owner of the other's securities.

    (c) Example 1-C:
     X's adult son Z lives in X's home. Z is self-supporting and contributes to household expenses. X is a beneficial owner of Z's securities.

    (d) Example 1-D:
     X's mother A lives alone and is financially independent. X has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. X borrows freely from A without being required to pay back funds with interest, if at all. X takes out personal loans from A's bank in A's name, the interest from such loans being paid from A's account. X is a significant heir of A's estate. X is a beneficial owner of A's securities.

2. Securities Held by a Company

    (a) Example 2-A:
    O is a holding company with 5 shareholders. X owns 30% of the shares of the company. Although O does no business on its own, it has several wholly-owned subsidiaries which manufacture oil- related products. X has beneficial interest in the securities owned by O.

3. Securities Held in Trust

    (a) Example 3-A:
     X is trustee of a trust created for his two minor children. When both of X's children reach 21, each will receive an equal share of the corpus of the trust. X is a beneficial owner of the securities in the trust.

     (b) Example 3-B:
     X is trustee of an irrevocable trust for his daughter. X is a director of the issuer of the equity securities held by the trust. The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus. If the daughter dies before reaching 25, X is entitled to the corpus. X should report the holdings and transactions of the trust as his own.

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
             APPENDIX IV.  GUIDANCE ON SHORT TERM PROFIT RECOVERY

The Prohibited Transactions section of the Code provides for the disgorgement of any profit realized by Access Persons and Investment Persons on transactions in the same or equivalent security within 30 days. This applies to the purchase and sale (or sale and purchase) of a security within a 30-day period in any beneficially owned account. The following are various questions and answers to help you understand this provision. If you have any further questions regarding this provision, you should contact your Chief Compliance Officer.

   Q. How is the 30-day period measured?

   A. A purchase or sale is ordinarily deemed to occur on trade date. If the purchase is considered to be made on day 0, day 31 is the first day a sale of those securities may be made without regard to the profit of recovery rule.

   Q. How are profits measured when there is a series of purchases and sales within the 30 calendar day period?

   A. A series of purchases and sales will be measured on a last-in, first-out basis until all purchases and sale transactions within a 30-day period are matched. The sum of the profits realized on these paired purchases and sales will be subject to disgorgement. No reduction will be made for losses.

   Q. In calculating the amount of profit that can be recovered, does it matter in what order the transactions occur?

   A. No, even if the sale precedes the purchase, these transactions will be matched if they occur with a 30-day period.

   Q. Is the short sale of a security considered a sale?

   A. Yes, a short sale is considered a sale for all purposes (reporting, pre-clearance, and the 30-day profit recovery rule). It is important to keep in mind that when the profits are computed under the 30-day rule, the order of the transactions is not relevant in calculating profit; for example, a sale (or short sale) can be matched against a subsequent purchase. Please note that naked short sales are prohibited under the Code of Ethics.

DERIVATIVE TRANSACTIONS

For the purposes of reporting, pre-clearance and the 30-day profit recovery rule, a transaction in any put or call option (except an option on an Exempt Security or index) or any future on a security (except a future on an Exempt Security or index), will be treated as a derivative transaction. For the purposes of this Code, derivative transactions will be divided into two categories: "call equivalent positions" and "put equivalent positions". A "call equivalent position" is treated as a purchase of the underlying security. Conversely, a "put equivalent position" is treated as a sale of the underlying security. Please note that writing or acquiring naked options are prohibited under the Code of Ethics.

             APPENDIX V.  AGIMA PERSONAL TRADING PRE-CLEARANCE FORM
   This Form must be completed for all personal trades prior to obtaining pre-clearance through CCH iTrade.


Employee requesting authorization (Please Print):
 Ticker Symbol (or CUSIP):
Purchase or sale (provide quantity):                                                                        ______  Buy ______  Sell
To the best of your knowledge are any orders to purchase or sell this security by any clients               ______  Yes ______  No
currently open?
To the best of your knowledge are any new account openings or account terminations being processed          ______  Yes ______  No
which will create orders in this security?

      APPROVAL TO TRADE REQUIRES APPROVAL OF THIS FORM AS WELL AS APPROVAL THROUGH CCH iTrade. Approvals for securities traded on a U.S.
      Stock Exchange are valid until the close of business on the day approval is granted; approvals for securities traded on a Non-U.S. Exchange are valid until the close of the next business day.


 By signing below you certify that the above requested transaction is in compliance with the Code of Ethics. YOU ALSO UNDERSTAND THAT FINAL APPROVAL
 TO TRADE IS NOT GRANTED UNTIL YOU HAVE RECEIVED APPROVAL THROUGH CCH ITRADE.


 ___________________________________________
 _______________________________________
  EMPLOYEE SIGNATURE                DATE



                 Must be completed by Trading Manager or his/her designee

    1.    Does the security qualify for any Code Exemption?  If yes, please approve the                 ______
          trade.  If no, proceed to the remaining questions.                               ______ Yes      No

          To the best of your knowledge are any orders in the same security currently
    2.    open on the trading desk (include all trades and orders in APL and through                    ______
          UBS and Smith Barney Morgan Stanley)?                                            ______ Yes      No

    3.                                                                                                  ______
          Were any additional conflicts identified which require Compliance review?        ______ Yes      No




                          --                              ---
                APPROVED                          DENIED
                          --                              ---



   -------------------------------------------------------------------------                -------------------------------------
                     Trading Manager or his/her Designee                                                    Date



                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
               APPENDIX VI.  TRANSACTIONS IN AGI CLOSED-END FUNDS


 EFFECTIVE DATE:  December 19, 2005 (last revised January 7, 2008)

APPLICABLE POLICY:
Employees are permitted, within the restrictions described below, to purchase or sell closed-end funds for which Allianz Global Investors Fund Management LLC, or any affiliate, acts as adviser or sub-adviser (each an "AGI Closed-End Fund").

REQUIREMENTS FOR ALL EMPLOYEES:
Prior to purchasing or selling shares in any AGI Closed-End Fund, the employee must complete a pre-clearance form (the "PRECLEARANCE OF AGI CLOSED-END FUND TRANSACTION FORM") and submit it for approval to their Chief Compliance Officer. In determining whether to clear the trade, the Chief Compliance Officer (either the officer to whom the form was submitted or another officer to whom it was assigned for attention) will make an assessment as to whether the transaction complies with the Code of Ethics, including the conditions and standards of business conduct described below.

In order to make an initial purchase of an AGI Closed-End Fund, such fund must have completed all of its initial common and preferred shares offerings and not otherwise be engaged in an offering of its shares. Purchases in the primary market are strictly prohibited. No trades are permitted in:

        (i)a particular AGI Closed-End Fund within a three business day period before and a two business day period after such AGI Closed-End Fund's dividend declaration press release (see Closed-End Dividend Blackout Calendar on the Compliance Tab of the AGI Intranet for dividend blackout dates for each AGI Closed-End Fund); and

        (ii)a particular AGI Closed-End Fund within a five business day period before and a two business day period after such AGI Closed-End Fund's quarterly earnings release.

If Compliance approves the requested transaction (which must be a market order or limit order that expires no later than 4:00pm EST the business day the clearance is granted), you will have until 4:00pm EST the business day the clearance is granted to purchase or sell the AGI Closed-End Fund. After that time, the pre-clearance will have expired and you will be required to pre-clear the transaction on the next business day.

APPLICABLE HOLDING PERIODS:
Employees may not profit from the purchase and sale (or sale and purchase) of an AGI Closed-End Fund within a thirty (30) day period. Section 16 persons (refer to the section below) may not profit from the purchase and sale (or sale and purchase) of an AGI Closed-End Fund within a six (6) month period. If an employee violates a holding period, any profit realized by the employee must be subject to disgorgement.

REQUIREMENTS FOR OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS:
AGI Closed-End Funds are registered under Section 12 of the Securities and Exchange Act of 1934 (the "Exchange Act"). As such, there are specific reporting requirements under Sections 16(a) and 16(b) of the Exchange Act and
Section 30(h) of the Investment Company Act of 1940 (the "Investment Company Act") for officers, directors, principal stockholders (i.e., those owning 10% or more of the outstanding shares of the issuer), investment advisers and their affiliates (collectively, "Section 16 Persons"). If you fall under any of these categories, then you must file electronically the following forms with the Securities and Exchange Commission (the "SEC") and the exchange, if applicable, on which the securities are listed:

    o Form 3, "Initial Statement of Beneficial Ownership of Securities," is required to be filed within ten (10) days after you become an officer, director or principal stockholder or other reporting person.

    o Form 4, "Statement of Changes in Beneficial Ownership," is required to be filed within two (2) business days following the day on which your transaction is executed.

    o Form 5, "Annual Statement of Changes in Beneficial Ownership of Securities," must be filed within forty five (45) days of the closed-end fund's fiscal year.

Each officer, director, or principal stockholder is personally responsible for insuring that his or her transactions comply fully with any and all applicable securities laws, including, but not limited to, the restrictions imposed under Sections 16(a) and 16(b) of the Exchange Act and Section 30(h) of the Investment Company Act. The date of filing with the SEC or exchange is the date the form is received by the SEC or exchange.

      NOTE: While individuals are personally responsible to file the forms under Section 16, personnel in the AGI Legal & Compliance Group will manage the actual Section 16 filings on behalf of those individuals with the legal obligation to make such filings. If you are a Section 16 filer, you must ensure that your pre-cleared trade information is given to your Chief Compliance Officer within one business day for filing purposes.

                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
             APPENDIX VII.  AGI CLOSED-END FUNDS PRE-CLEARANCE FORM
                 (TO BE SUBMITTED TO LOCAL COMPLIANCE OFFICER)

(1)   Name of employee (please print)  requesting authorization:

(2) If different from #1, name of the account where the trade will occur:

(3)   Relationship of (2) to (1):

(4)   Name of brokerage firm and account number:

(5)   Name of fund and type of security
      (e.g. common  or preferred shares):

(6)   Ticker Symbol:

(7)   Intended number of shares:

(8)   Is the transaction being requested a purchase or sale?
                                                    (NOTE: short sales are not
permitted)


(9)   Does the requested transaction violate the Closed-End Dividend Blackout Calendar attached to this
      form?                                                                                                 ______    _____ ______
                                                                                                            Yes       No
(10)  Do you possess material nonpublic information regarding the security or the issuer of the security?[
      ]                                                                                                     ______    _____ ______
                                                                                                            Yes       No
(11)  Have you bought or sold this fund within the last 30 days?
                                                                                                            ______    _____ ______
                                                                                                            Yes       No
(12)  Are you a Section 16 reporting person with respect to the fund you wish to buy or sell?
                                                                                                            ______    _____ ______
                                                                                                            Yes       No
      (a)  If yes, have you bought or sold this fund within the last six months?
                                                                                                            ______    _____ ______
                                                                                                            Yes       No



NOTE: IF YOU HAVE ANY QUESTIONS ABOUT HOW TO COMPLETE THIS FORM PLEASE CONTACT A LOCAL COMPLIANCE OFFICER.

Approvals are valid until the close of business on the day approval has been granted. Accordingly GTC (good till canceled) orders are prohibited. If a trade is not executed by the close of business, you must submit a new preclearance request. Obtaining preclearance satisfies the preclearance requirements of the Code of Ethics (the "Code") and does not imply compliance with the Code's other provisions.


                      (Signature Requirement on Next Page)

By signing below, the employee certifies the following: The employee agrees that the above requested transaction is in compliance with the Company Code of Ethics.


                                       ______________________________
                                       Employee Signature

                                       ______________________________
                                       Date Submitted


 Authorized _____  Not Authorized_____

 By: ______________________________

 Printed Name: ______________________

 Date: _____________________________

          LOCAL COMPLIANCE OFFICER
---------------------------------------


 Authorized _____  Not Authorized_____

 By: ______________________________

 Printed Name: ______________________

 Date: _____________________________

           AGIFM COMPLIANCE

                  ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC
       APPENDIX VIII.  NON-PROPRIETARY CLOSED-END FUND PRE-CLEARANCE FORM

  (TO BE SUBMITTED TO LOCAL COMPLIANCE OFFICER OF COMPANY THAT ADVISES OR SUB-
                               ADVISES THE FUND.)

(1)   Name of employee requesting authorization:

(2) If different from #1, name of the account where the trade will occur:

(3)   Relationship of (2) to (1):

(4)   Name of brokerage firm and account number:

(5)   Name of fund and type of security
              (e.g. common  or preferred shares):

(6)   Ticker Symbol:

(7)   Intended number of shares:

(8)   Is the transaction being requested a purchase or sale?
                                                   (NOTE: short sales are not
permitted)


(9)   Does the requested transaction violate the Closed-End Dividend Blackout Calendar attached to this
      form?                                                                                                 ______    _____ ______
                                                                                                            Yes       No
(10)  Do you possess material nonpublic information regarding the security or the issuer of the security?[
      ]                                                                                                     ______    _____ ______
                                                                                                            Yes       No
(11)  Have you bought or sold this fund within the last 30 days?
                                                                                                            ______    _____ ______
                                                                                                            Yes       No
(12)  Are you a Section 16 reporting person with respect to the fund you wish to buy or sell?
                                                                                                            ______    _____ ______
                                                                                                            Yes       No
      (a)  If yes, have you bought or sold this fund within the last six months?
                                                                                                            ______    _____ ______
                                                                                                            Yes       No



NOTE: IF YOU HAVE ANY QUESTIONS ABOUT HOW TO COMPLETE THIS FORM PLEASE CONTACT A LOCAL COMPLIANCE OFFICER.

Approvals are valid until the close of business on the day approval has been granted. Accordingly GTC (good till canceled) orders are prohibited. If a trade is not executed by the close of business, you must submit a new preclearance request. Obtaining preclearance satisfies the preclearance requirements of the Code of Ethics (the "Code") and does not imply compliance with the Code's other provisions.



                      (Signature Requirement on Next Page)

By signing below, the employee certifies the following: The employee agrees that the above requested transaction is in compliance with the Company Code of Ethics.


                                       ______________________________
                                       Employee Signature

                                       ______________________________
                                       Employee Name (Print)

                                       ______________________________
                                       Date Submitted


 Authorized _____  Not Authorized_____

 By: ______________________________

 Printed Name: ______________________

 Date: _____________________________

          LOCAL COMPLIANCE OFFICER
---------------------------------------

                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
             APPENDIX IX.  PRIVATE PLACEMENT APPROVAL REQUEST FORM

(Must attach a copy of the private placement memorandum, offering memorandum or any other relevant documents)

Date Submitted: ___/___/___            Employee Name (Print):
___________________________________

Dpt/Job Title: ___________________________________________



1.    Name of the sponsor's corporation, partnership or other entity:

   _____________________________________________________________________________

    a) Name of private placement:  _____________________________________________

2.    The sponsor's corporation, partnership, or other entity is:  {square}
Public   {square} Private

               3. Describe the business to be conducted by the issuer of the private placement:

   _____________________________________________________________________________

               4. Nature of your participation: {square}Stockholder
                  {square}Selling Agent   {square}General Partner
                  {square}Limited Partner
                                                       {square}Other:
________________________
               5. Have you received, or will you receive "selling compensation"
                  in connection with the transaction?
   {square}YES     {square}NO   If yes, describe the nature of your
   compensation:
   _____________________________________________________________________________

               6. Size of offering (if a fund-provide size of fund):
                  ________________________________________

               7. Dollar amount of your participation:

               8. Size of your participation as a percentage of total shares or units outstanding:  _________________

               9. Have you or do you intend to recommend, refer, or solicit others in any way in connection with this investment?
                  {square}YES     {square}NO
       If yes, please describe:

   _____________________________________________________________________________

               10.Has this private placement been made available to any client account where either you, or the person
   you report to, exercise investment discretion?  {square}YES     {square}NO
   If no, state why:

   _____________________________________________________________________________

               11. Describe how you became aware of this private placement:
                  ___________________________________

               12.To the best of your knowledge, will this private placement result in an IPO within the next 12-18 months? {square}YES {square}NO

               13.Are you aware of any conflicts or potential conflicts as a result of your position in the Company and your participation in this private placement ?
   {square}YES   {square}NO

   If YES, please describe in detail.
__________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________




_____________________________________________
Employee Signature



Approved {square}      Disapproved {square}  ____________________     Date:
___/___/___
                                                         Immediate Supervisor
Approved {square}      Disapproved {square}  ____________________     Date:
___/___/___
                                                         Chief Investment
Officer
                                                         (where applicable)
Approved {square}      Disapproved {square}  ____________________     Date:
___/___/___
                                                         Chief Operating Officer
                                                         (where applicable)
Approved {square}      Disapproved {square}  ____________________     Date:
___/___/___
                                                         Chief Compliance
Officer



FOR NFJ INVESTMENT GROUP L.L.C. ONLY

Approved {square}      Disapproved {square}  ____________________     Date:
___/___/___
                                                         Chief Compliance
Officer
Approved {square}      Disapproved {square}  ____________________     Date:
___/___/___
                                                         Executive Committee
Member
                      (investment professional)

                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
                   APPENDIX X.  QUARTERLY TRANSACTION REPORT

As an Access Person, you are required to report your personal security transactional information to your local Compliance Department NO LATER THAN 30 CALENDAR DAYS AFTER THE END OF EACH CALENDAR QUARTER unless the personal security transaction(s), executed in your brokerage or Mutual Fund account(s), meets one of the following criteria:

   1) Your account is maintained with a designated broker whereby your local Compliance Department is aware of and has access to your personal security transactions via confirms and personal account statements;

   2) Your account is maintained with a non-designated broker that has been approved by your local Compliance Department whereby the Compliance Department is receiving duplicate copies of your transactional confirms and personal account statements; or

   3) Your quarterly security transactions involved securities that are exempt[1] from the reporting provisions pursuant to the Company Code even though such security transactions were executed in an account maintained with an approved non-designated broker that is unable to provide duplicate confirms or personal account statements.

 Complete the section of this Form if you have effected a Security transaction in your beneficially owned brokerage, Mutual Fund or trading account that does not meet any of the above criteria. You must provide this information on such security transactions to your local compliance department no later than the 30[th] calendar day following the end of the calendar quarter.

The following are my Securities transactions (other than Exempt Transactions) that have not been reported to my local Compliance Department:

              Security Name and Ticker or CUSIP (if applicable, interest    Number of Shares and Principal
                                   & maturity date)                             Amount (if applicable)
                                                                                                                    Broker  Account
Date Buy/Sell                                                                                                 Unit   Name    Number
                                                                                                              Price












                 [Signature required on next page]

By signing this document, I am certifying that I have met the quarterly reporting requirements pursuant to the Allianz Global Investors of America's Code in regards to disclosing my beneficially owned brokerage account(s) and any securities transactions that were effected in such account(s) for this quarterly reporting period.

_____/_____/_____                         _____________________________________
                 Date                             Signature

                                         _____________________________________
                                                  Print Name

__________________
[1]You do not have to report any transactions that were executed in the following securities: 1) U.S. Government Securities, 2) Bank Certificates of Deposit, 3) Banker's Acceptances, 4) Commercial Paper, 5) High Quality Short-Term Debt Instruments (including repurchase agreements), 6) U.S. Government Agency Securities, 7) Money Market Funds, and 8) Shares of Registered Open-End Investment Companies that are not advised by AGIFM or sub-advised by your Company.

            APPENDIX XI.  NAIF INITIAL ACKNOWLEDGEMENT CERTIFICATION
                                OF CODE OF ETHICS

INITIAL ACKNOWLEDGEMENT FORM

I acknowledge that I have received and understand the Allianz Global Investors of America L.P. Code of Ethics, which includes the Insider Trading Policies and Procedures (the "Code"). I agree to abide by the provisions of the Code as it relates to my tenure as a Director of the Nicholas-Applegate Institutional Funds.





Date:________________________
Signature:________________________________________________


                            Print
Name:_______________________________________________

                APPENDIX XII.  NAIF QUARTERLY TRANSACTION REPORT

As a NAIF Trustee or officer of NAIF, you are required to report your personal security transactional information to Legal/Compliance no later than 30 calendar days after the end of each calendar quarter, if you knew or should have known that during the 15 day period immediately before or after the trustee's transaction in a Covered Security, NAIF purchased or sold the Covered Security or had considered purchasing or selling the Covered Security.
{square} To my knowledge, I did not transact in any security during the 15 day period immediately before or after NAIF purchased or sold such security or considered purchasing or selling such security.

The following are my Covered Securities transactions that are required to be reported in accordance with the Code:

                   SECURITY NAME AND TICKER OR CUSIP (IF        NUMBER OF SHARES AND PRINCIPAL AMOUNT (IF
                            APPLICABLE, INTEREST                               APPLICABLE)
                              & MATURITY DATE)                                                             UNIT PRICE BROKER ACCOUNT
DATE BUY/SELL                                                                                                          NAME  NUMBER




By signing this document, I am certifying that I have met the quarterly reporting requirements pursuant to the Code in regards to disclosing any securities transactions that were effected in my account(s) for this quarterly reporting period.


Date:_______________                   Signature:____________________________

                                       Print Name:___________________________

                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
      APPENDIX XIII.  INITIAL ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS


      I hereby certify that I have read and understand the Allianz Global Investors of America L.P. Code of Ethics, and its related policies, including the Insider Trading Policies and Procedures (collectively, the "Code"). I understand that I have a fiduciary duty to the Company's Advisory Clients and that I have an obligation to promptly report suspected violations of the federal securities laws to the Chief Compliance Officer or Chief Legal Officer of my Company. Pursuant to such Code, I recognize that if I am deemed an Access Person, I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Code. Pursuant to the Code, I recognize that if I am a Non-Access Person, I must comply with the requirements of the Code applicable to me as a Non-Access Person. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions, including dismissal.





Date: __________________________ ______________________________
                                 Signature



                                 ______________________________
                                 Print Name

                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
   APPENDIX XIV.  INITIAL REPORT OF PERSONAL SECURITIES HOLDINGS AND BROKERAGE
                                    ACCOUNTS

      I hereby certify that the following is a complete and accurate listing as of the date hereof, of all beneficially owned brokerage accounts or Mutual Fund accounts and Securities held therein. I understand that I must provide this information to my local Compliance Department NO LATER THAN TEN (10) CALENDAR DAYS AFTER MY START DATE. The information supplied must be current as of a date no more than forty-five (45) days before becoming an employee. Failure to comply within this time period will be considered a violation of the Company Code of Ethics.

I.BROKERAGE  AND  MUTUAL  FUND  ACCOUNTS  MAINTAINED:   I currently maintain the
 following brokerage accounts or Mutual Fund accounts with brokerage facilities (list below and attach the most recent account statement containing ALL information required below):

--------------------------------------------------------------------------------
               |                      |                 |Relationship to Account
               |                      |                 |        Holder
Name on Account|Name of Brokerage Firm|Account Number(s)|
--------------------------------------------------------------------------------
               |                      |                 |
--------------------------------------------------------------------------------
               |                      |                 |
--------------------------------------------------------------------------------
               |                      |                 |
--------------------------------------------------------------------------------
               |                      |                 |
--------------------------------------------------------------------------------
               |                      |                 |
--------------------------------------------------------------------------------
               |                      |                 |
--------------------------------------------------------------------------------

     IA.    I currently do not maintain any accounts required to be reported under the Code:  _______ (Initial)


II.   SECURITIES OWNED:  List each Security required  to  be  reported under the
 Code below, including investments in privately placed securities. For Securities held in account(s) listed above, you may alternatively attach the most recent brokerage or Mutual Fund account statement(s) containing ALL information required below:

-------------------------------------------------------------------------------
|             |   Security Type    |           |Market Value or |             |
|Security Name|(CS, Bond, MF, etc.)|# of Shares|Principal Amount|Date Acquired|
-------------------------------------------------------------------------------
|             |                    |           |                |             |
-------------------------------------------------------------------------------
|             |                    |           |                |             |
-------------------------------------------------------------------------------
|             |                    |           |                |             |
-------------------------------------------------------------------------------
|             |                    |           |                |             |
-------------------------------------------------------------------------------
|             |                    |           |                |             |
-------------------------------------------------------------------------------
|             |                    |           |                |             |
-------------------------------------------------------------------------------
|             |                    |           |                |             |
-------------------------------------------------------------------------------
Use additional sheets if necessary.

IIA.     I currently do not own any Securities required to be reported under the
Code:  _______ (Initial)

Except where exceptional circumstances exist, accounts are required to be held with a Designated Broker. Accordingly, unless I am granted approval to maintain these accounts outside of a Designated Broker, I agree to transfer them as soon as possible (generally thirty days or less) to a Designated Broker. Pending transfer of these accounts to a Designated Broker, I will not effect any brokerage transactions in these accounts and I will arrange for my local Compliance Department to receive a duplicate copy of monthly statements for each such account.

 REQUEST TO MAINTAIN FULLY DISCRETIONARY MANAGED ACCOUNTS: The account(s) listed below from Section I are fully discretionary managed accounts and I am not involved in investment selections through recommendation, advice, pre-approval or otherwise, or I am a passive beneficiary of the account and am not involved in the investment decisions. I understand that once approved, and on an annual basis thereafter, I will need to re-certify that nothing has changed as it relates to this account.
III.

 Name of Account(s):


 Account #(s):

 Name of Discretionary Firm(s) Account is Held:


 Address and Phone Number of Firm(s):



 Name of Individual(s) with Discretion to Manage Assets at the Firm:


IV.   REQUEST   TO  MAINTAIN  OUTSIDE  BROKERAGE  ACCOUNTS  (OTHER  THAN   FULLY
 DISCRETIONARY MANAGED ACCOUNTS): I hereby request approval to maintain one or more of the brokerage accounts listed in Section I above, based on the following: Please check the appropriate box(es).
  {square}   A participant in the account is employed by another asset
      management firm or brokerage firm that requires the account to be maintained at such firm. I will arrange for duplicate confirmations and monthly statements to be sent to my local Compliance Department.

      List account(s):
      _______________________________________________________________
     {square} Other (explain)
_________________________________________________________________


      List account(s):
      ___________________________________________________________

V.  ACKNOWLEDGMENT AND CERTIFICATION

 By signing this form, I acknowledge that the information provided is complete and accurate. I agree to promptly notify my Compliance Department of any changes to the above information.





  ________________________________________
  Employee Signature

  ____/_____/_____
  Date

  ________________________________________
  (Print Name)

  _________________________________________
  (Employee Position/Title)

  LOCAL COMPLIANCE GROUP:

  {square}Approved                               {square}Not Approved
     __________________________________________
  Signature


  Reason for Not Approving Account(s):

  _____________________________________________________________________________


  Date Notified Employee: ______________________________

                       ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
   APPENDIX XV.  ANNUAL CERTIFICATION OF COMPLIANCE AND LISTING OF SECURITIES
                                    HOLDINGS


I hereby acknowledge that I have read and understand the Allianz Global Investors of America L.P. Code of Ethics, and its related policies, including the Insider Trading Policies and Procedures (collectively, the "Code"), and recognize the responsibilities and obligations incurred by my being subject to the Code. I understand that I have a fiduciary duty to the Company's Advisory Clients and that I have an obligation to promptly report suspected violations of the federal securities laws to the Chief Compliance Officer or Chief Legal Officer of my Company. Furthermore, I certify that I have complied with the requirements of the Code for the year ended December 31, _____, and that I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder, and complied in all other applicable respects with the requirements of the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.

If I have been designated an Access Person under the Code, for personal securities account(s) held at Charles Schwab & Co. or a pre-approved non-designated broker(s), I hereby authorize delivery of transactional confirms and account statement(s) in such account(s) to my local compliance department as deemed necessary pursuant to Rule 204-2(a)(12) of the Investment Advisers Act of 1940. I acknowledge that all of my personal securities accounts are reflected completely and accurately as shown below and all securities beneficially owned by me are reflected accurately in such accounts (see below). I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.



A. BROKERAGE AND MUTUAL FUND ACCOUNTS MAINTAINED BY ACCESS PERSONS: I maintain the following brokerage accounts or Mutual Fund accounts with brokerage facilities (list below or attach the most recent account statement containing ALL information required below):

------------------------------------------------------------------
|               |               |              |  Relationship   |
|Name of Account|Account Held At|Account Number|to Account Holder|
------------------------------------------------------------------
|               |               |              |                 |
------------------------------------------------------------------
|               |               |              |                 |
------------------------------------------------------------------
|               |               |              |                 |
------------------------------------------------------------------
|               |               |              |                 |
------------------------------------------------------------------
|               |               |              |                 |
------------------------------------------------------------------
|               |               |              |                 |
------------------------------------------------------------------
|               |               |              |                 |
------------------------------------------------------------------
Use additional sheets if necessary.


B. SECURITIES OWNED BY ACCESS PERSONS:  Check the applicable box

   {square}   My local Compliance Department has access  to  my  transactions in
      Securities that are held and traded in my personal securities account(s) with Charles Schwab & Co. or with any other brokerage firm that is
   providing  duplicate   copies  of  transactional  confirmations  and  account
      statements for my personal securities account(s) to my local Compliance Department as shown above.
   {square}   My  local  Compliance Department does not receive  any  securities holdings or transactional information on my beneficially owned account(s). Therefore, I have attached a list of all Securities (other than Exempt Securities) that are beneficially owned by me in such account(s) that are shown above.

Date: ___/____/____

_______________________________________
Signature

_______________________________________
Print Name

                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
                APPENDIX XVI.  REPORT OF GIFT GIVEN OR RECEIVED

NAME/TITLE (PLEASE PRINT)                                                                                              BUSINESS
                                                                                                                       UNIT



DATE OF GIFT

NAME OF PERSON/INSTITUTION GIVING OR RECEVING GIFT

YOUR RELATIONSHIP WITH THE PERSON OR INSTITUTION

DESCRIBE GIFT IN DETAIL, INCLUDE APPROXIMATE RETAIL VALUE IN US$ (THE HIGHER OF COST, FACE, OR MARKET) AND STATE
WHETHER IT IS A PROMOTIONAL ITEM.  IF GIFT WAS RECEIVED BY YOU STATE LOCATION WHERE GIFT WAS DELIVERED.

OCCASION OR EVENT, IF ANY, FOR WHICH GIFT HAS BEEN GIVEN OR RECEIVED
                                                                                                                       {square} NO
STATE WHETHER THE SAME PERSON/ORGANIZATION HAS GIVEN YOU ANY OTHER GIFTS DURING THE CURRENT CALENDAR YEAR              {square} YES
                                                                                                                       (DESCRIBE
                                                                                                                       PRIOR GIFT
                                                                                                                       AND
                                                                                                                       APPROXIMATE
                                                                                                                       RETAIL VALUE,
                                                                                                                       AND THE
                                                                                                                       OCCASION FOR
                                                                                                                       THE GIFT.)


NAME OF SUPERVISOR AND TITLE

SIGNATURE OF EMPLOYEE AND
DATE OF REPORT

                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
           APPENDIX XVII.  REPORT OF BUSINESS ENTERTAINMENT RECEIVED

NAME/TITLE (PLEASE PRINT)                                           BUSINESS UNIT



DATE OF ENTERTAINMENT

NAME OF PERSON/INSTITUTION GIVING ENTERTAINMENT

YOUR RELATIONSHIP WITH THE PERSON OR INSTITUTION

DESCRIBE ENTERTAINMENT RECEIVED AND INCLUDE APPROXIMATE RETAIL
VALUE IN US$
                                                                    {square} NO
STATE WHETHER THE SAME PERSON/ORGANIZATION HAS ENTERTAINED YOU      {square} YES   (DESCRIBE PRIOR ENTERTAINMENT AND WHETHER YOU
DURING THE CURRENT CALENDAR YEAR                                    HAVE PREVIOUSLY REPORTED IT.)

NAME OF SUPERVISOR AND TITLE

SIGNATURE OF EMPLOYEE AND
DATE OF REPORT


                  APPENDIX XVIII.  OUTSIDE BUSINESS ACTIVITIES

Outside business activities must not reflect adversely on the firm or give rise to real or apparent conflicts of interest with an employee's duties and responsibilities to the firm. Employees must alert Compliance of potential conflicts of interest when they become aware of them. The firm may ask an employee to discontinue any outside activity if a potential conflict arises.

Outside business activity is not permitted if:

      1.It engages in a business opportunity that competes with any of the firm's businesses; or

      2.You take for yourself a business opportunity belonging to the firm.

Pre-Clearance is required for outside activities, including but not limited to:

      *    Outside activity which you will be paid, including a second job;

      * Any affiliation with another for profit or not-for-profit business as a director, officer, advisory board member, general partner, owner, consultant, holder of % or more of the business voting equity interests or in any similar position;

      * Any governmental position, including as an elected official and as a member, director, officer or employee of a governmental agency, authority, advisory board, or other board (e.g. school or library board); and

      *    Candidate for Elective Office.

You must seek new clearance for a previously approved activity whenever there is any material change in relevant circumstances, whether arising from a change in your position at Allianz, or in your role with respect to the activity or organization.

You must also advise Compliance when you terminate your relationship with the organization.

..
                      (REQUEST FORM APPEARS ON NEXT PAGE)

             REQUEST TO ENGAGE IN OUTSIDE BUSINESS ACTIVITY WITH A
                     PROFIT OR NOT-FOR-PROFIT ORGANIZATION


TO:        COMPLIANCE

FROM: __________________________

TITLE:     __________________________

BUSINESS
UNIT:      __________________________

PHONE:     __________________________

DATE
OF REQUEST: __________________________


1. I would like to become a(n) [Check all that apply]

           *     Director
           *     Trustee
           *     Officer
           *     Member of Advisory Board
           *     General Partner
           *     Limited Partner
           *     Controlling Person
           *     Consultant/Sole Proprietor
           *     Employee
           *     Other   ___________________________________
                      ___________________________________
                      ___________________________________

2.    Name of Entity: ___________________________________

3.    Term of Office: ___________________________________

4.    Starting Date:  ___________________________________

5.    Honorarium, Stipend or Salary (if inapplicable, please so state)
      __________________________________________________________
      __________________________________________________________
      __________________________________________________________

6. Are you serving at the request of Allianz or an Affiliated Entity (check one)?

           *     Yes        *    No

7. If yes, identify the name of the individual and affiliated legal entity requesting you to serve:


      __________________________________________________________________________

8. Does the organization have a current business relationship with Allianz or any of its affiliates, including but not limited to a client relationship or vendor relationship?

           *     Yes        *    No

9.    If yes, describe the nature of the relationship.

      __________________________________________________________________________

10. Do you have a direct or indirect responsibility for any aspect of the relationship?

           *     Yes        *    No

11.   If yes, describe your involvement with the relationship.


      __________________________________________________________________________

12. In connection with your association with this organization, will you be involved in any of the following? Please check the applicable categories.

      *    Making Investment Decisions

      *    Giving Investment Advice

      *    Managing money

13. If any of the categories noted in 11 apply, please describe the nature of the investment decisions, advice or management of money you will be giving:


      __________________________________________________________________________

14.   Approximately how many hours per  month do you anticipate devoting to this
      entity?   _____


Please be advised that should this request be approved, you must notify compliance immediately of any real or apparent conflicts of interest that may arise due to your association with this organization. You must also notify Compliance of any changes to the answers that you have provided in response to the questions above.

___________________________________    ______________________________
Signature of Employee                  Date

___________________________________
Print Name of Employee

___________________________________    ______________________________
Print Name of Immediate Supervisor     Signature of Immediate Supervisor

___________________________________
Date Immediate Supervisor Approved

For Compliance Department Only

_________________________________      * Approved * Not Approved
Date Reviewed

_________________________________      ______________________________
Name of Compliance Officer             Signature of Compliance Officer

Comments:
___________________________________________________________________

                APPENDIX XIX.  CODE OF ETHICS SANCTION GUIDELINES

     Compliance with the Code is considered a basic condition of employment with the Company. A variety of sanctions may be imposed for violating any provision of the Code. The sanctions listed below are only a guide with respect to violations committed within any calendar year. Depending on the circumstances, and at the discretion of the Compliance Committee, a violation of the Code may result in a more severe or less severe sanction. Repeated violations of the code, even inadvertent violations that do not harm funds or clients, will be viewed as disregarding principals of the Code, and the sanctions can be more severe.

     VIOLATIONS INVOLVING PERSONAL SECURITIES TRANSACTIONS

           FIRST OFFENSE
              o Written warning
              o Employee to reread and recertify the Code

           SECOND OFFENSE
              o Written warning
              o Supervisor notified
              o Fine imposed ($500 for Investment Personnel and $100 all others)
              o Employee to reread and recertify the Code

           THIRD OFFENSE
              o Written warning
              o Supervisor notified
              o Fine imposed ($750 for Investment Personnel and $150 all others)
              o Trading suspension of 30 days
              o Employee to reread and recertify the Code

           FOURTH OFFENSE
              o Written warning
              o Supervisor notified
              o Fine imposed ($1000 for Investment Personnel and $200 all others)
              o Trading suspension of at least 60 days
              o Employee to reread and recertify the Code

     IN THE EVENT OF ADDITIONAL OFFENSES, THE COMPLIANCE COMMITTEE WILL CONVENE TO DETERMINE APPROPRIATE REMEDIAL SANCTIONS. THE COMPLIANCE COMMITTEE HAS AUTHORITY TO IMPOSE ANY AND ALL SANCTIONS.

     DISGORGEMENT OF PROFITS. If any Access Person fails to pre-clear a trade, violates any applicable blackout period, or violates the prohibition on the purchase or sale of a security on a restricted list, other remedies, including reversal of the trade and/or disgorgement of any profits, will apply in addition to the sanctions listed above.

     VIOLATIONS OF THE INSIDER TRADING POLICY AND PROCEDURES

     Any violation of the Company's Insider Trading Policy and Procedures will be subject to review by the Chief Legal Officer of the Company and the General Counsel of AGI of America for consideration of the appropriate sanction up to and including termination of employment and reporting to the appropriate regulatory agency.

     OTHER VIOLATIONS

     For all other violations, the Compliance Committee will convene to determine the appropriate sanctions(s).

     MATERIALITY OF VIOLATIONS

     Compliance, in consultation with the Chief Legal Officer as appropriate, will determine whether any one violation or series of violations constitutes a material violation of the Code.

     No person, including any member of the Compliance Committee, shall participate in a determination of (i) whether he or she personally has committed a violation of the Code, or (ii) the imposition of any sanction in the event he or she committed a violation of the Code.





            MUST BE COMPLETED BY TRADING MANAGER OR HIS/HER DESIGNEE

1.  To the best of your knowledge are any orders in the same security currently open on the trading desk?
                                                                                                             ______  ______
                                                                                                               Yes     No
2.  To the best of your knowledge are any orders in the same security being considered or created for
    execution today?                                                                                         ______  ______  ______
                                                                                                               Yes     No      N/A
3.  Were any additional conflicts identified which require Compliance review?
                                                                                                             ______  ______
                                                                                                               Yes     No



         ------      -----
 APPROVED|   | DENIED|   |
         ------      -----



----------------------------
 Supervisor Signature  Date





60